                                                  Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCE

DENVER, CO March 14, 2013 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor event:

•	March 18, 2013 - Howard Weil 41st Annual Energy Conference. Tony Best, CEO, will present at 2:30 PM Central Time.

SM Energy's presentation materials for this event will be available the morning of the event on the Company's website at www.sm-energy.com.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.